As filed with the Securities and Exchange Commission on March 4, 2022

Registration Nos. 333-236419, 333-229550, 333-224825, 333-215966, 333-211272, 333-201933,

333-188397, 333-182459, 333-179399, 333-178436, 333-164955, 333-157579,

333-153911, 333-151088, 333-151087, 333-148684, 333-145971, 333-143465,

333-142183, 333-141819, 333-134687, 333-128396, 333-124856, 333-122718,

333-108767, 333-99729, 333-75406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-236419)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-229550)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-224825)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-215966)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-211272)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-201933)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-188397)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-182459)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-179399)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-178436)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-164955)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-157579)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-153911)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-151088)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-151087)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-148684)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-145971)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-143465)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-142183)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-141819)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-134687)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-128396)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-124856)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-122718)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-108767)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-99729)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-75406)

UNDER THE SECURITIES ACT OF 1933

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3156479
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1 Wayside Road,

Burlington, MA 01803

(Address of principal executive offices)

2020 STOCK PLAN

AMENDED AND RESTATED 2000 STOCK PLAN

AMENDED AND RESTATED 1995 EMPLOYEE STOCK PLAN

AMENDED AND RESTATED 1995 DIRECTORS’ STOCK PLAN

2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

NUANCE COMMUNICATIONS, INC. 2000 STOCK PLAN

NUANCE COMMUNICATIONS, INC. 2001 NONSTATUTORY STOCK OPTION PLAN

NUANCE COMMUNICATIONS, INC. 1998 STOCK PLAN

NUANCE COMMUNICATIONS, INC. 1994 FLEXIBLE STOCK INCENTIVE PLAN

SCANSOFT 2003 STOCK PLAN (FORMERLY THE SPEECHWORKS INTERNATIONAL, INC.

SCANSOFT, INC. 2000 STOCK PLAN

SCANSOFT, INC. 2000 NONSTATUTORY STOCK PLAN

SCANSOFT, INC. 1995 DIRECTORS’ STOCK PLAN

SCANSOFT, INC. 1995 DIRECTORS’ STOCK OPTION PLAN

AMENDED AND RESTATED SCANSOFT, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN

SCANSOFT, INC. STAND ALONE RESTRICTED STOCK PURCHASE AGREEMENTS (1-14)

SCANSOFT, INC. STAND-ALONE STOCK OPTION AGREEMENT (A)

eCopy AMENDED AND RESTATED 2007 EQUITY INCENTIVE AND GRANT PLAN

MOBEUS CORPORATION 2006 STOCK INCENTIVE PLAN

SNAPIN SOFTWARE, INC. 2003 EQUITY INCENTIVE PLAN

ESCRIPTION, INC. AMENDED AND RESTATED EMPLOYEE, DIRECTOR, AND CONSULTANT EQUITY INCENTIVE PLAN

BEVOCAL, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN

VOICE SIGNAL TECHNOLOGIES, INC. AMENDED AND RESTATED 1998 STOCK OPTION PLAN

STAND ALONE RESTRICTED STOCK UNITS

STAND-ALONE RESTRICTED STOCK UNIT AGREEMENT

STAND-ALONE INDUCEMENT RESTRICTED STOCK GRANTS

STAND-ALONE STOCK OPTION AGREEMENT

STAND-ALONE STOCK OPTIONS

STAND-ALONE INDUCEMENT STOCK OPTION GRANTS

(Full title of the plan(s))

Keith R. Dolliver

Vice President

Nuance Communications, Inc.

1 Wayside Road

Burlington, Massachusetts 01803

(Name and address of agent for service)

(781) 565-5000

(Telephone number, including area code, of agent for service)

Copies to:

Alan M. Klein

Anthony F. Vernace

William J. Allen

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

Nuance Communications, Inc., a Delaware corporation (the “Company”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), registered but unsold or otherwise unissued under each such Registration Statements as of the date hereof:

1.	Registration Statement No. 333-236419, filed with the SEC on February 13, 2020, registering 24,344,229 shares of Common Stock issuable pursuant to the 2020 Stock Plan;

2.	Registration Statement No. 333-229550, filed with the SEC on February 7, 2019, registering 1,250,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan;

3.	Registration Statement No. 333-224825, filed with the SEC on May 10, 2018, registering 6,400,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan;

4.	Registration Statement No. 333-215966, filed with the SEC on February 8, 2017, registering 1,950,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan;

5.	Registration Statement No. 333-211272, filed with the SEC on May 11, 2016, registering 1,300,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan;

6.

Registration Statement No. 333-201933, filed with the SEC on February 6, 2015, registering 17,300,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan, the Amended and Restated 1995 Employee Stock Purchase Plan, and the Amended and Restated 1995 Directors’ Stock Plan;

7.	Registration Statement No. 333-188397, filed with the SEC on May 7, 2013, registering 7,500,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan;

8.	Registration Statement No. 333-182459, filed with the SEC on June 29, 2012, registering 345,981 shares of Common Stock issuable pursuant to the Mobeus Corporation 2006 Stock Incentive Plan;

9.	Registration Statement No. 333-179399, filed with the SEC on February 6, 2012, registering 10,000,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan;

10.

Registration Statement No. 333-178436, filed with the SEC on December 12, 2011, registering 8,000,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan and the Amended and Restated 1995 Directors’ Stock Plan;

11.

Registration Statement No. 333-164955, filed with the SEC on February 17, 2010, registering 13,060,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan, the Amended and Restated 1995 Employee Stock Purchase Plan, and the eCopy Amended and Restated 2007 Equity Incentive and Grant Plan;

12.

Registration Statement No. 333-157579, filed with the SEC on February 27, 2009, registering 6,101,000 shares of Common Stock issuable pursuant to Nuance Communications, Inc. 2000 Stock Plan, and underlying inducement grants of restricted stock units;

13.

Registration Statement No. 333-153911, filed with the SEC on October 8, 2008, registering 2,304,249 shares of Common Stock issuable pursuant to the assumption of the SNAPin Software, Inc. 2003 Equity Incentive Plan, and underlying inducement grants of stock options and inducement grants of restricted stock units;

14.	Registration Statement No. 333-151088, filed with the SEC on May 22, 2008, registering 3,000,000 shares of Common Stock issuable pursuant to the Amended and Restated 1995 Employee Stock Purchase Plan;

15.

Registration Statement No. 333-151087, filed with the SEC on May 22, 2008, registering 3,712,162 shares of Common Stock issuable pursuant to the eScription, Inc. Amended and Restated 1999 Employee, Director and Consultant Equity Incentive Plan, and underlying inducement grants of restricted stock units;

16.

Registration Statement No. 333-148684, filed with the SEC on January 15, 2008, registering 1,988,374 shares of Common Stock underlying inducement grants of stock options and inducement grants of restricted stock units;

17.

Registration Statement No. 333-145971, filed with the SEC on September 11, 2007, registering 878,499 shares of Common Stock issuable pursuant to the Voice Signal Technologies, Inc. Amended and Restated 1998 Stock Option Plan, and underlying inducement grants of restricted stock units;

18.	Registration Statement No. 333-143465, filed with the SEC on June 1, 2007, registering 640,284 shares of Common Stock issuable pursuant to the BeVocal, Inc. 1999 Stock Option/Stock Issuance Plan;

19.

Registration Statement No. 333-142183, filed with the SEC on April 18, 2007, registering 2,296,340 shares of Common Stock underlying inducement grants of restricted stock and inducement grants of stock options;

20.

Registration Statement No. 333-141819, filed with the SEC on April 2, 2007, registering 3,985,637 shares of Common Stock issuable pursuant to the Nuance Communications, Inc. 2000 Stock Plan and underlying inducement grants of restricted stock units;

21.

Registration Statement No. 333-134687, filed with the SEC on June 2, 2006, registering 5,500,000 shares of Common Stock issuable pursuant to the Amended and Restated 2000 Stock Plan, the Amended and Restated 1995 Employee Stock Purchase Plan, and the Amended and Restated 1995 Directors’ Stock Option Plan;

22.

Registration Statement No. 333-128396, filed with the SEC on September 16, 2005, registering 9,534,748 shares of Common Stock issuable pursuant to the Nuance Communications, Inc. 2001 Nonstatutory Stock Option Plan, the Nuance Communications, Inc. 2000 Stock Plan, the Nuance Communications, Inc. 1998 Stock Plan, and the Nuance Communications, Inc. 1994 Flexible Stock Incentive Plan;

23.

Registration Statement No. 333-124856, filed with the SEC on May 12, 2005, registering 5,446,663 shares of Common Stock issuable pursuant to the ScanSoft, Inc. 2000 Stock Plan, the ScanSoft, Inc. 1995 Directors’ Stock Option Plan, and the ScanSoft, Inc. Stand Alone Restricted Stock Purchase Agreements (1-14);

24.

Registration Statement No. 333-122718, filed with the SEC on February 11, 2005, registering 7,000,000 shares of Common Stock issuable pursuant to the ScanSoft, Inc. 2000 Nonstatuory Stock Plan, the Amended and Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan, and the ScanSoft, Inc. 2000 Plan;

25.

Registration Statement No. 333-108767, filed with the SEC on September 12, 2003, registering 7,632,430 shares of Common Stock issuable pursuant to the ScanSoft, Inc. 2000 Nonstatutory Stock Plan, the Amended and Restated ScanSoft, Inc. 1995 Employee Stock Purchase Plan, the ScanSoft, Inc. 2003 Stock Plan (Formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan), and the ScanSoft, Inc. Stand-Alone Stock Option Agreement (A);

26.

Registration Statement No. 333-99729, filed with the SEC on September 18, 2002, registering 2,750,000 shares of Common Stock issuable pursuant to the ScanSoft, Inc. 2000 Stock Plan, and the ScanSoft, Inc. 1995 Directors’ Stock Plan; and

27.	Registration Statement No. 333-75406, filed with the SEC on December 18, 2001, registering 2,650,000 shares of Common Stock issuable pursuant to the ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

On April 11, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Microsoft Corporation, a Washington corporation (“Parent”), and Big Sky Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent, providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective on March 4, 2022, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any securities that had been registered but remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to remove from registration all shares of Common Stock, as applicable, registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Massachusetts, on this March 4, 2022.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Keith R. Dolliver
Keith R. Dolliver
Vice President

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.